UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 15, 2024

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 15, 2024, Tonix Pharmaceuticals Holding Corp.’s (the “Company”) shareholders approved two proposals at the Special Meeting. Shareholders representing 9,070,774 shares, or 33.9%, of the Company’s common stock outstanding as of the December 21, 2023 record date were represented at the Special Meeting by proxy. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on January 8, 2024, pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.

Proposal 1

The Company’s shareholders approved, for the purpose of complying with the applicable provisions of The Nasdaq Stock Market LLC Listing Rule 5635(d), the issuance of up to 162,162,162 shares of the Company’s common stock issuable upon the exercise of the Company’s outstanding Series C warrants and Series D warrants issued to institutional investors in connection with an offering by the Company that closed on December 22, 2023, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,560,035	1,453,119	57,620	N/A

Proposal 2

The Company’s shareholders approved a proposal for the adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes to approve Proposal 1, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,553,051	1,388,810	128,067	N/A

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: February 15, 2024	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer